                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (this "Agreement") is made and entered into as of February 25, 1997 by and between Devotion Limited, an Isle of Man corporation ("Assignor") and Greenbriar Limited, an Isle of Man corporation ("Assignee").

                                    RECITALS

     A. Assignor entered into an option agreement (the "Option Agreement"), dated as of December 23, 1996, with Michaels Stores, Inc. ("Michaels") pursuant to which Assignor agreed to purchase from Michaels and Michaels agreed to sell to Assignor an option to acquire 1,333,333 newly issued and outstanding shares (the "Option Shares") of Common Stock, par value $.10 per share, of Michaels on the terms and subject to the conditions set forth in the Option Agreement.

     B. Assignor desires to sell, assign, transfer and convey to Assignee and Assignee desires to accept from Assignor, its right, title and interest in the Option Agreement to the extent, but only to the extent, that such right, title and interest relate to Assignor's right to purchase 300,000 of the Option Shares (the "Transferred Option") pursuant to the Option Agreement.

     C. Assignee is willing to assume and agree to perform the duties, obligations, liabilities and undertakings of Assignor under and agree to be bound by the terms and provisions of the Option Agreement to the extent, but only to the extent, that such duties, obligations, liabilities and undertakings and such terms and provisions relate to the Transferred Option.

     Assignor and Assignee hereby agree as follows:

                                    AGREEMENT

     1. ASSIGNMENT OF TRANSFERRED OPTION. In exchange for $150,000 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee and Assignee hereby accepts all right, title and interest of Assignor in, to and under the Option Agreement to the extent, but only to the extent, that such right, title and interest relate to the Transferred Option.

     2. ASSUMPTION OF LIABILITY. Assignee hereby assumes and agrees to perform all duties, obligations, liabilities, and undertakings of Assignor under and agrees to be bound by the terms and provisions of the Option Agreement to the extent, but only to the extent, that such duties, obligations, liabilities and undertakings and such terms and provisions relate to the Transferred Option.

     3. THIRD PARTY BENEFICIARY. Michaels is deemed to be a third party beneficiary of Section 2 of this Agreement.

     4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

     5. MODIFICATION AND WAIVER. No supplement, modification, waiver or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by the person to be bound thereby. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

     6. COUNTERPARTS. Any number of counterparts of this Agreement and the signature pages hereof may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

     7. INVESTMENT REPRESENTATION. Assignee represents that the acquisition of the Transferred Option is being made for its own account, for investment, and not with a view to the sale or distribution thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.



                                  ASSIGNOR:

                                  DEVOTION LIMITED

                                             /s/ Richard Scott
                                  --------------------------------------
                                  Name:          Richard Scott
                                        --------------------------------
                                  Title:           Director
                                        --------------------------------


                                           /s/ David H. Bester
                                  --------------------------------------
                                  Name:         David H. Bester
                                        --------------------------------
                                  Title:            Secretary
                                         -------------------------------

                                  ASSIGNEE

                                  GREENBRIAR LIMITED


                                           /s/ Francis Webb
                                  --------------------------------------
                                  Name:        Francis Webb
                                        --------------------------------
                                  Title:         Director
                                         -------------------------------


                                           /s/ Donald H. Beacock
                                  --------------------------------------
                                  Name:        Donald H. Beacock
                                        --------------------------------
                                  Title:           Director
                                         -------------------------------




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